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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 7, 2005

                           ALLIS-CHALMERS ENERGY INC.
                           --------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                                               1-2199
(STATE OR OTHER JURISDICTION                            (COMMISSION FILE NUMBER)
      OF INCORPORATION)

                                   39-0126090
                                (I.R.S. EMPLOYER
                               IDENTIFICATION NO.)

                           5075 WESTHEIMER, SUITE 890
                              HOUSTON, TEXAS 77056
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 369-0550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (SEE General Instruction A.2. below):

[ ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the exchange ct (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

(a) The Board of Directors on July 7, 2005 approved the appointment of Alya H. Hidayatallah, 30, as the Company's Vice President - Planning and Development. Ms. Hidayatallah will receive a base salary of $80,000 per annum with discretionary bonuses. Mr. Hidayatallah is an executive officer of the Company. Ms. Hidayatallah is the daughter of Munawar H. Hidayatallah who is the Chairman and CEO of the Company.

The Board of Directors of the Company on July 7, 2005 approved the appointment of Alya H. Hidayatallah as Vice President - Planning and Development, effective July 11, 2005. From January 2005 to March 2005, Ms. Hidayatallah was a senior financial analyst for Panda Restaurant Group. From November 2004 through December 2004 she worked as a financial analyst for Lexicon Marketing. From February 2000 until April 2004 was a financial analyst and senior financial analyst in the Financial Restructuring Group of Houlihan Lokey Howard & Zukin. Ms. Hidayatallah has a degree in business economics from the University of California at Los Angeles. Ms. Hidayatallah is the daughter of the Company's Chairman and Chief Executive Officer, Munawar H. Hidayatallah.

(b) The Board of Directors on July 7, 2005 approved the appointment of Bruce Sauers, 41, as Vice President and Controller of the Company and its chief accounting officer, effective July 11, 2005. Mr. Sauers will receive a base salary of $120,000 with discretionary bonus of up to 35% of his base salary. Mr. Sauers is an executive officer of the Company.


ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

None


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    ALLIS-CHALMERS ENERGY INC.

                                                    /S/ VICTOR M. PEREZ
                                                    ---------------------------
                                                    BY: VICTOR M. PEREZ
                                                    CHIEF FINANCIAL OFFICER

DATE: JULY 14, 2005